UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 7, 2023

LUMINAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-38791	83-1804317
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
(Address of principal executive offices, including zip code)
Registrant’s telephone number, including area code: (407) 900-5259

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Class A Common Stock, par value of $0.0001 per share	LAZR	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain
Officers; Compensatory Arrangements of Certain Officers.
On June 7, 2023, the Board of Directors of Luminar Technologies, Inc. (the “Company”) adopted the Executive Incentive Bonus Plan (the “Bonus Plan”). The purpose of the Bonus Plan is to motivate and reward eligible employees of the Company for their contributions toward achieving certain performance goals.
Employees, including executive officers, who are designated by the Compensation & Human Capital Management Committee (the “Committee”) to participate are eligible to receive cash bonuses under the Bonus Plan. The Committee may establish cash bonus targets and corporate performance metrics for a specific performance period or fiscal year pursuant to the Bonus Plan. Corporate performance goals may be based on wide-ranging criteria and metrics described in the plan, but awards issued to participants may also take into account other factors, including subjective factors. Performance goals may differ from participant to participant, performance period to performance period, and from award to award. The Committee, as administrator of the Bonus Plan, has the discretionary authority to interpret the provisions of the Bonus Plan, including the payment of awards. Unless otherwise determined by the Committee, a participant must be actively employed and in good standing on the date an award is paid. Awards granted under the Bonus Plan are subject to applicable laws and any clawback policy of the Company. The Committee may amend or terminate the Bonus Plan at any time, but such termination will not affect the payment of any awards accrued under the Bonus Plan prior to the date of termination.
The forgoing summary of the Bonus Plan is qualified in its entirety by the full text of the Bonus Plan, a copy of which is filed as Exhibit 10.1 hereto and is incorporated herein by reference.
Item 5.07.    Submission of Matters to a Vote of Security Holders.
On June 7, 2023, the Company held its 2023 annual meeting of stockholders (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders (1) elected two directors to the Company’s board of directors; (2) ratified the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023; (3) approved, on an advisory (non-binding) basis, the compensation of the named executive officers; and (4) approved an amendment to the Company’s amended and restated certificate of incorporation to reflect Delaware law provisions allowing officer exculpation. A total of 1,137,277,933 votes, or 90.88% of the voting power of the shares of the Company’s common stock outstanding as of the record date of April 10, 2023, were represented in person or by proxy at the Annual Meeting. The matters voted on by the Company’s stockholders and the voting results are as follows:
1. Election of Directors. Both nominees for director were elected as Class III directors to the Company’s board of directors to serve until the Company’s 2026 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Austin Russell	1,009,611,649	18,093,365	109,572,919
Mary Lou Jepsen, PhD	1,001,358,986	26,346,028	109,572,919
2. Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. The appointment of Deloitte & Touche LLP was ratified.

Votes For	Votes Against	Abstained
1,132,795,914	3,387,760	1,094,259
3. Advisory vote on executive compensation. The Company’s stockholders approved, on an advisory basis, the compensation of its named executive officers. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
997,218,441	30,002,221	484,352	109,572,919

4. Amendment of the Certificate of Incorporation. The Company’s stockholders approved the amendment of the Company’s amended and restated certificate of incorporation to reflect Delaware law provisions allowing officer exculpation. The proposal received the following votes:

Votes For	Votes Against	Abstained	Broker Non-Votes
1,000,051,327	27,247,029	406,658	109,572,919
As disclosed in the Company’s definitive proxy statement for the Annual Meeting, the Company intends to file a Certificate of Amendment effecting the above amendment with the Secretary of State of the State of Delaware only if the Delaware Chancery Court’s decision in coordinated cases filed by stockholders challenging an amendment to Fox Corp.’s and Snap Inc.’s respective charters allowing officer exculpation is affirmed on appeal.
Item 9.01    Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
10.1	Luminar Technologies, Inc. Executive Incentive Bonus Plan.
104	Cover page interactive data file formatted in Inline XBRL.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Luminar Technologies, Inc.

Date: June 9, 2023	By:	/s/ Thomas J. Fennimore
	Name:	Thomas J. Fennimore
	Title:	Chief Financial Officer